Exhibit 99.1

100 N. Broadway Ave
FOR IMMEDIATE RELEASE	Oklahoma City, OK 73102
Thursday, July 17, 2025	www.bancfirst.bank

BANCFIRST CORPORATION REPORTS SECOND QUARTER EARNINGS

BancFirst Corporation (NASDAQ GS:BANF) reported net income of $62.3 million, or $1.85 per diluted share, for the second quarter of 2025 compared to net income of $50.6 million, or $1.51 per diluted share, for the second quarter of 2024.

The Company’s net interest income for the three-months ended June 30, 2025 increased to $121.3 million compared to $109.9 million for the same period in 2024. Higher loan volume along with general growth in earning assets were the primary drivers of the change in net interest income. Net interest margin was virtually unchanged at 3.75% for the second quarter of 2025 and 3.76% for the second quarter of 2024. The Company recorded a provision for credit losses on loans of $1.2 million in the second quarter of 2025 compared to $3.4 million for the same period in 2024.

Noninterest income for the quarter totaled $48.0 million compared to $43.9 million last year. Trust revenue, treasury income, sweep fees insurance commissions, and other noninterest income each increased when compared to second quarter last year. The increase in other noninterest income was driven by changes in cash surrender value of life insurance as well as gains on disposal of other assets. The increases were partially offset by losses on equity securities in the second quarter of 2025.

Noninterest expense grew to $88.2 million for the quarter-ended June 30, 2025 compared to $85.3 million in the same quarter in 2024. The increase in noninterest expenses were primarily due to growth in salaries and employee benefits of $3.2 million, an increase in occupancy expense of $804,000 and an increase in the net expense from other real estate owned of $1.3 million. These overall increases in noninterest expense were partially offset by a decrease in other noninterest expense.

At June 30, 2025, the Company’s total assets were $14.0 billion, an increase of $491.5 million from December 31, 2024. Loans grew $91.3 million from December 31, 2024, totaling $8.1 billion at June 30, 2025. Deposits totaled $12.1 billion, an increase of $337.6 million from year-end 2024. Sweep accounts totaled $5.3 billion at June 30, 2025, up $66.8 million from December 31, 2024. The Company’s total stockholders’ equity was $1.7 billion, an increase of $106.9 million from the end of 2024.

Nonaccrual loans totaled $49.9 million, representing 0.61% of total loans at June 30, 2025, down slightly from 0.72% at year-end 2024. The allowance for credit losses to total loans was 1.19% at June 30, 2025, down from 1.24% at December 31, 2024. Net charge-offs were $4.7 million for the quarter, including $3.7 million relating to one real estate loan that was taken into other real estate, compared to $999,000 for the second quarter last year.

BancFirst Corporation CEO David Harlow commented, “The Company reported a strong quarter, albeit impacted by one-time events that had an approximate $0.05 per diluted share effect. We anticipate closing the recently-announced American Bank of Oklahoma acquisition in the 3rd quarter adding the Collinsville and Skiatook communities to the 59 communities we currently serve across the State of Oklahoma. The Fed continues a wait and see approach to short-term rates and we believe the Company is in a well-balanced position should the Fed decide to lower rates in the back half of the year. While recent economic data and performance has been encouraging, the longer-term outlook continues to be clouded by both the ongoing evolution of global trade policy and continued geopolitical risks. The ultimate impact on our region and customer base remains uncertain in our view, thus we continue to maintain a healthy loan loss reserve as a percentage of loans.”

BancFirst Corporation (the Company) is an Oklahoma based financial services holding company. The Company operates three subsidiary banks, BancFirst, an Oklahoma state-chartered bank with 104 banking locations serving 59 communities across Oklahoma, Pegasus Bank, a Texas state-chartered bank with three banking locations in the Dallas Metroplex area, and Worthington Bank, a Texas state-chartered bank with three locations in the Fort Worth Metroplex area, one location in Arlington Texas and one location in Denton Texas. More information can be found at www.bancfirst.bank.

The Company may make forward-looking statements within the meaning of Section 27A of the securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 with respect to earnings, credit quality, corporate objectives, interest rates and other financial and business matters. Forward-looking statements include estimates and give management’s current expectations or forecasts of future events. The Company cautions readers that these forward-looking statements are subject to numerous assumptions, risks and uncertainties, including economic conditions, the performance of financial markets and interest rates; legislative and regulatory actions and reforms; competition; as well as other factors, all of which change over time. Actual results may differ materially from forward-looking statements.

For additional information call:

Hannah Andrus, Chief Financial Officer at (405) 218-4174 or

David Harlow, Chief Executive Officer at (405) 270-1082.

BancFirst Corporation
Summary Financial Information
(Dollars in thousands, except per share and share data - Unaudited)

	2025	2025	2024		2024		2024
	2nd Qtr	1st Qtr	4th Qtr		3rd Qtr		2nd Qtr
Condensed Income Statements:
Net interest income	$121,256	$115,949	$115,917		$114,957		$109,896
Provision for credit losses on loans	1,239	1,461	(1,400)		3,031		3,358
Provision for off-balance sheet credit exposures	148	125	-	-	-	-	-
Noninterest income:
Trust revenue	5,795	5,539	5,551		5,672		5,490
Service charges on deposits	17,741	16,804	18,133		17,723		17,280
Securities transactions	(740)	(333)	355		(308)		317
Sales of loans	830	636	731		721		733
Insurance commissions	7,920	10,410	7,914		9,391		6,668
Cash management	10,573	10,051	9,221		9,189		9,149
Other	5,929	5,787	5,114		6,324		4,307
Total noninterest income	48,048	48,894	47,019		48,712		43,944

Noninterest expense:
Salaries and employee benefits	55,147	54,593	54,327		54,215		51,928
Occupancy expense, net	6,037	5,753	5,977		5,776		5,233
Depreciation	4,691	4,808	4,593		4,482		4,504
Amortization of intangible assets	862	886	887		886		887
Data processing services	2,985	2,892	2,726		2,720		2,696
Net expense from other real estate owned	2,941	2,658	6,446		2,751		1,656
Marketing and business promotion	2,325	2,461	2,719		2,168		2,246
Deposit insurance	1,675	1,725	1,653		1,645		1,614
Other	11,536	16,403	13,007		12,091		14,552
Total noninterest expense	88,199	92,179	92,335		86,734		85,316
Income before income taxes	79,718	71,078	72,001		73,904		65,166
Income tax expense	17,371	14,966	15,525		15,001		14,525
Net income	$62,347	$56,112	$56,476		$58,903		$50,641
Per Common Share Data:
Net income-basic	$1.87	$1.69	$1.71		$1.78		$1.53
Net income-diluted	1.85	1.66	1.68		1.75		1.51
Cash dividends declared	0.46	0.46	0.46		0.46		0.43
Common shares outstanding	33,272,131	33,241,564	33,216,519		33,122,689		33,022,124
Average common shares outstanding -
Basic	33,255,015	33,232,788	33,172,530		33,097,164		33,001,180
Diluted	33,795,243	33,768,873	33,750,993		33,646,549		33,525,061
Performance Ratios:
Return on average assets	1.79%	1.66%	1.67%		1.80%		1.61%
Return on average stockholders’ equity	14.74	13.85	14.04		15.14		13.72
Net interest margin	3.75	3.70	3.68		3.78		3.76
Efficiency ratio	52.10	55.92	56.67		52.99		55.46

BancFirst Corporation
Summary Financial Information
(Dollars in thousands, except per share and share data - Unaudited)

	2025	2025	2024	2024	2024
	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr
Balance Sheet Data:

Total assets	$14,045,780	$14,038,055	$13,554,314	$13,313,482	$12,737,318
Interest-bearing deposits with banks	3,737,763	3,706,328	3,315,932	2,743,578	2,299,019
Debt securities	1,104,604	1,167,441	1,211,754	1,376,913	1,441,365
Total loans	8,124,497	8,102,810	8,033,183	8,188,202	8,054,856
Allowance for credit losses	(96,988)	(100,455)	(99,497)	(101,882)	(99,626)
Noninterest-bearing demand deposits	3,967,626	4,027,797	3,907,060	3,858,670	3,815,818
Money market and interest-bearing checking deposits	5,301,439	5,393,995	5,231,327	5,122,457	4,930,853
Savings deposits	1,205,602	1,174,685	1,110,020	1,082,855	1,084,266
Time deposits	1,581,525	1,530,273	1,470,139	1,410,370	1,184,665
Total deposits	12,056,192	12,126,750	11,718,546	11,474,352	11,015,602
Stockholders' equity	1,728,038	1,672,827	1,621,187	1,584,575	1,512,492
Book value per common share	51.94	50.32	48.81	47.84	45.80
Tangible book value per common share (non-GAAP)(1)	46.12	44.47	42.92	41.91	39.83
Balance Sheet Ratios:
Average loans to deposits	67.11%	68.08%	69.63%	72.27%	72.25%
Average earning assets to total assets	92.97	93.10	93.14	93.02	92.77
Average stockholders' equity to average assets	12.14	12.00	11.87	11.88	11.71
Asset Quality Data:
Past due loans	$7,515	$5,120	$7,739	$4,628	$4,280
Nonaccrual loans (3)	49,878	56,371	57,984	45,481	44,021
Other real estate owned and repossessed assets	53,022	35,542	33,665	39,519	38,497
Nonaccrual loans to total loans	0.61%	0.70%	0.72%	0.56%	0.55%
Allowance to total loans	1.19	1.24	1.24	1.24	1.24
Allowance to nonaccrual loans	194.45	178.20	171.59	224.01	226.32
Net charge-offs to average loans	0.05	0.01	0.01	0.01	0.01

Reconciliation of Tangible Book Value Per Common Share (non-GAAP)(2):

Stockholders' equity	$1,728,038	$1,672,827	$1,621,187	$1,584,575	$1,512,492
Less goodwill	182,263	182,263	182,263	182,263	182,263
Less intangible assets, net	11,410	12,272	13,158	14,045	14,931
Tangible stockholders’ equity (non-GAAP)	$1,534,365	$1,478,292	$1,425,766	$1,388,267	$1,315,298
Common shares outstanding	33,272,131	33,241,564	33,216,519	33,122,689	33,022,124
Tangible book value per common share (non-GAAP)	$46.12	$44.47	$42.92	$41.91	$39.83

(1) Refer to the “Reconciliation of Tangible Book Value per Common Share (non-GAAP)” Table.

(2) Tangible book value per common share is stockholders’ equity less goodwill and intangible assets, net, divided by common shares outstanding. This amount is a non-GAAP financial measure but has been included as it is considered to be a critical metric with which to analyze and evaluate the financial condition and capital strength of the Company. This measure should not be considered a substitute for operating results determined in accordance with GAAP.

(3) Government Agencies guarantee approximately $9.5 million of nonaccrual loans at June 30, 2025.

BancFirst Corporation
Summary Financial Information
(Dollars in thousands, except per share and share data - Unaudited)

	Six months ended
	June 30,
	2025	2024
Condensed Income Statements:
Net interest income	$237,205	$216,000
Provision for credit losses on loans	2,700	7,373
Provision for off-balance sheet credit exposures	273	—
Noninterest income:
Trust revenue	11,334	10,578
Service charges on deposits	34,545	33,708
Securities transactions	(1,073)	50
Sales of loans	1,466	1,224
Insurance commissions	18,330	16,123
Cash management	20,624	17,800
Other	11,716	9,361
Total noninterest income	96,942	88,844

Noninterest expense:
Salaries and employee benefits	109,740	103,456
Occupancy expense, net	11,790	10,439
Depreciation	9,499	9,060
Amortization of intangible assets	1,748	1,773
Data processing services	5,877	5,312
Net expense from other real estate owned	5,599	3,858
Marketing and business promotion	4,786	4,502
Deposit insurance	3,400	3,052
Other	27,939	26,643
Total noninterest expense	180,378	168,095
Income before income taxes	150,796	129,376
Income tax expense	32,337	28,401
Net income	$118,459	$100,975
Per Common Share Data:
Net income-basic	$3.56	$3.06
Net income-diluted	3.51	3.01
Cash dividends declared	0.92	0.86
Common shares outstanding	33,272,131	33,022,124
Average common shares outstanding -
Basic	33,243,963	32,974,582
Diluted	33,782,069	33,520,247
Performance Ratios:
Return on average assets	1.73%	1.62%
Return on average stockholders’ equity	14.31	13.84
Net interest margin	3.72	3.73
Efficiency ratio	53.98	55.14

	BancFirst Corporation
	Consolidated Average Balance Sheets
	And Interest Margin Analysis
	Taxable Equivalent Basis
	(Dollars in thousands - Unaudited)

	Three Months Ended			Six Months Ended
	June 30, 2025			June 30, 2025
		Interest	Average		Interest	Average
	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate
ASSETS
Earning assets:
Loans	$8,064,423	$139,532	6.94%	$8,057,657	$276,710	6.93%
Securities – taxable	1,139,354	6,887	2.42	1,167,175	13,893	2.40
Securities – tax exempt	2,120	22	4.16	2,156	44	4.15
Interest bearing deposits with banks and FFS	3,784,951	42,186	4.47	3,639,517	80,654	4.47
Total earning assets	12,990,848	188,627	5.82	12,866,505	371,301	5.82

Nonearning assets:
Cash and due from banks	210,323			212,578
Interest receivable and other assets	869,769			849,224
Allowance for credit losses	(97,898)			(98,795)
Total nonearning assets	982,194			963,007
Total assets	$13,973,042			$13,829,512

LIABILITIES AND STOCKHOLDERS’ EQUITY
Interest bearing liabilities:
Money market and interest-bearing checking deposits	$5,322,205	$40,562	3.06%	$5,312,449	$81,283	3.09%
Savings deposits	1,185,678	9,375	3.17	1,162,057	18,274	3.17
Time deposits	1,565,251	16,152	4.14	1,530,263	32,022	4.22
Short-term borrowings	4,747	51	4.33	2,706	58	4.34
Subordinated debt	86,176	1,031	4.80	86,169	2,061	4.82
Total interest bearing liabilities	8,164,057	67,171	3.30	8,093,644	133,698	3.33

Interest free funds:
Noninterest bearing deposits	3,942,867			3,916,486
Interest payable and other liabilities	169,867			149,775
Stockholders’ equity	1,696,251			1,669,607
Total interest free funds	5,808,985			5,735,868
Total liabilities and stockholders’ equity	$13,973,042			$13,829,512
Net interest income		$121,456			$237,603
Net interest spread			2.52%			2.49%
Effect of interest free funds			1.23%			1.23%
Net interest margin			3.75%			3.72%